UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2025

Mind Medicine (MindMed) Inc.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	001-40360	98-1582438
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center Suite 8500
New York, New York		10007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 220-6633

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	MNMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Mind Medicine (MindMed) Inc. 2025 Equity Incentive Plan

As described in Item 5.07 below, on June 12, 2025, Mind Medicine (MindMed) Inc. (the “Company”) held its 2025 Annual General and Special Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved the adoption of the Mind Medicine (MindMed) Inc. 2025 Equity Incentive Plan (the “2025 Equity Incentive Plan”). The 2025 Equity Incentive Plan replaces the Mind Medicine (MindMed) Inc. Stock Option Plan and the Mind Medicine (MindMed) Inc. Performance and Restricted Share Unit Plan, which were both retired on March 14, 2025. The 2025 Equity Incentive Plan was previously approved, subject to shareholder approval, by the Company’s Board of Directors (the “Board”) on April 22, 2025.

The 2025 Equity Incentive Plan authorizes for issuance an aggregate of 4,500,000 common shares, no par value per share, of the Company (“Common Shares”). Additional information regarding the 2025 Equity Incentive Plan, including a summary of the material terms of the 2025 Equity Incentive Plan, is set forth in the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) filed by the Company with the Securities and Exchange Commission on April 23, 2025, which information is incorporated herein by reference. Such information and the foregoing description of the 2025 Equity Incentive Plan do not purport to be complete and are qualified in their entirety by reference to the full text of the Company’s 2025 Equity Incentive Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 12, 2025, the Company held its Annual Meeting. As of April 16, 2025, the record date for the Annual Meeting, 75,551,538 Common Shares were outstanding and entitled to vote at the Annual Meeting. A quorum was present at the Annual Meeting under the Company’s amended and restated articles, and there were 42,850,491 Common Shares present or represented at the Annual Meeting by valid proxies representing approximately 56.7% of the Common Shares entitled to vote at the Annual Meeting. The Company’s shareholders voted on the three proposals set forth below. A more detailed description of each proposal is set forth in the Company’s Proxy Statement.

Set forth below are the final voting results for the Annual Meeting as certified by the Independent Scrutineer of Elections on June 12, 2025, as well as a description of the proposals voted on at the Annual Meeting.

Proposal 1 – Election of Directors

The Company’s six nominees, Robert Barrow, Dr. Suzanne Bruhn, Dr. Roger Crystal, David Gryska, Andreas Krebs, and Carol A. Vallone, were each elected to serve as a member of the Board until the 2026 annual general meeting of shareholders (the “2026 Annual Meeting”) and until his or her successor is duly elected or qualified, by the following votes:

Company Board Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert Barrow	29,014,352	130,402	13,705,737
Dr. Suzanne Bruhn	28,873,110	271,644	13,705,737
Dr. Roger Crystal	27,862,876	1,281,878	13,705,737
David Gryska	28,987,808	156,946	13,705,737
Andreas Krebs	28,906,903	237,851	13,705,737
Carol A. Vallone	28,914,450	230,304	13,705,737

Proposal 2 – Appointment of Auditor

The shareholders approved the appointment of KPMG LLP as the independent registered public accounting firm (auditor) of the Company until the 2026 Annual Meeting by the following votes:

Votes For	Votes Withheld	Broker Non-Votes
42,583,160	267,331	0

Proposal 3 – Approval of 2025 Equity Incentive Plans

The shareholders approved the 2025 Equity Incentive Plan by the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
28,452,155	581,911	110,688	13,705,737

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Mind Medicine (MindMed) Inc. 2025 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIND MEDICINE (MINDMED) INC.

Date:	June 16, 2025	By:	/s/ Robert Barrow
Chief Executive Officer